                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )


      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12


                     AMERICAN CAPITAL STRATEGIES, LTD.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                     AMERICAN CAPITAL STRATEGIES, LTD.
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                       [AMERICAN CAPITAL STRATEGIES LOGO]

                       AMERICAN CAPITAL STRATEGIES, LTD.
                      2 BETHESDA METRO CENTER, 14TH FLOOR
                            BETHESDA, MARYLAND 20814

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2001

                            ------------------------

To the Stockholders:

    The Annual Meeting of Stockholders of American Capital Strategies, Ltd. (the "Company"), will be held at the offices of the Company, Two Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, on Wednesday, May 9, 2001, at 11:00 a.m., for the following purposes:

    1. To elect three directors of the Company each to serve a three-year term and until their successors are elected and qualified;

    2. To approve the adoption of an amendment to the Company's 2000 Employee Stock Option Plan increasing the number of shares available for grant thereunder;

    3. To approve a proposal to issue warrants to purchase up to 1,000,000 shares of the Company's common stock;


    4. To consider an amendment to the Company's fundamental policies so as to permit the Company to sell securities short or write or buy options with regard to managing the risks associated with certain portfolio securities;


    5. To ratify the selection of Ernst & Young LLP to serve as independent public accountants for the Company for the year ending December 31, 2001; and

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on March 27, 2001, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

    A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          John R. Erickson
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY


April 4, 2001

                       [AMERICAN CAPITAL STRATEGIES LOGO]

                       AMERICAN CAPITAL STRATEGIES, LTD.
                            ------------------------

                                PROXY STATEMENT


    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Capital Strategies, Ltd. (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 9, 2001, at 11:00 a.m. at the offices of the Company, Two Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders, which includes audited financial statements for the year ended December 31, 2000, are first being sent to the Company's stockholders ("Stockholders") on or about April 5, 2001.


                                    GENERAL


    The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company. In the event you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the three director nominees, FOR approval of the adoption of the amendment to the Company's 2000 Employee Stock Option Plan (the "2000 Employee Option Plan") increasing the number of shares available for grant thereunder, FOR approval of a proposal to permit the issuance of warrants to purchase up to 1,000,000 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), FOR an amendment to the Company's fundamental policies so as to permit the Company to undertake certain hedging activities so as to manage the risks associated with certain portfolio securities and FOR the ratification of Ernst & Young LLP as the independent accountants of the Company.


    The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matters.

    The cost of soliciting proxies on the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telecopy. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Common Stock.

    The Board of Directors has fixed the close of business on March 27, 2001, as the record date for determining the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof ("Record Date"). On the Record Date, there were issued and outstanding 28,029,381 shares of Common Stock. Only Stockholders of the Common Stock on the Record Date are entitled to vote at the Annual Meeting and such Stockholders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

    The Company's principal executive offices are located at Two Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS


    The following table sets forth, as of February 28, 2001 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of the executive officers of the Company (the "Executive Officers"), the Executive Officers and directors as a group and each stockholder known to management of the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.



                                                      AMOUNT AND NATURE
                                                        OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNERSHIP        PERCENT OF CLASS(1)
------------------------------------                 -------------------   -------------------
Capital Guardian Trust Company.....................       2,295,600(2)             8.2%
  Los Angeles, CA 90025
  11100 Santa Monica Blvd.
J. & W. Seligman & Co. Incorporated................       1,451,910(3)             5.2%
  100 Park Avenue
  New York, New York 10017
Directors and Executive Officers
Malon Wilkus.......................................       1,111,530(4)             4.0%
David Gladstone....................................         582,376(5)             2.4%
Adam Blumenthal....................................         594,736(6)             2.1%
Roland Cline.......................................         331,975(7)             1.2%
John Erickson......................................         210,444(8)               *
John Freal.........................................         143,000(9)               *
Ira Wagner.........................................         127,962(10)              *
Mary C. Baskin.....................................             200                  *
Neil M. Hahl.......................................          18,721(11)              *
Philip R. Harper...................................          20,022(12)              *
Stan Lundine.......................................          17,333(11)              *
Kenneth D. Peterson, Jr............................             250(13)              *
Alvin N. Puryear...................................          14,333(14)              *
Executive Officers and directors...................       3,172,882               11.3%
  as a group (13 persons)


------------------------

*   Less than one percent.


(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock subject to options held by directors and Executive Officers of the Company that are exercisable within 60 days of March 27, 2001, are deemed outstanding for the purposes of computing such director's or Executive Officer's beneficial ownership.


(2) Capital Guardian Trust Company ("Guardian"), a bank, is deemed to have beneficial ownership of and has the sole power to vote or direct the vote of 2,295,600 shares of Common Stock as a result of acting as investment manager of various institutional accounts, with respect to the shares of Common Stock directly owned by such managed accounts. Guardian has sole voting power with regard to 1,716,100 of such shares. Guardian is a wholly-owned subsidiary of Capital Group International, Inc., which may also be deemed to beneficially own such shares. The information in this footnote was obtained from Schedule 13-G filed with the Securities and Exchange Commission by Guardian for calendar year 2000.

(3) J. & W. Seligman & Co. Incorporated ("JWS"), a registered investment advisor, is deemed to have beneficial ownership of 1,451,910 shares of Common Stock as a result of acting as investment adviser to certain managed accounts, with respect to the shares of Common Stock directly owned by such managed accounts. JWS has shared voting power with regard to 1,132,700 of such shares. William C. Morris, as the owner of a majority of the outstanding voting securities of JWS, may also be deemed to beneficially own such shares. The information in this footnote was obtained from
    Schedule 13-G filed with the Securities and Exchange Commission by JWS for calendar year 2000.

(4) Includes 46,362 shares allocated to the account of Mr. Wilkus as a participant in the American Capital Strategies Employee Investment and Stock Ownership Plan (the "ESOP") over which Mr. Wilkus has voting power under the terms of the ESOP, and 272,846 shares issuable upon the exercise of options.

(5) Includes 4,400 shares allocated to the account of Mr. Gladstone as a participant in the Company's ESOP over which Mr. Gladstone has voting power under terms of the ESOP.

(6) Includes 37,585 shares allocated to the account of Mr. Blumenthal as a participant in the ESOP over which Mr. Blumenthal has voting power under terms of the ESOP, and 242,574 shares issuable upon the exercise of options.

(7) Includes 38,499 shares allocated to the account of Mr. Cline as a participant in the ESOP over which Mr. Cline has voting power under terms of the ESOP and 110,635 shares issuable upon the exercise of options.

(8) Includes 898 shares allocated to the account of Mr. Erickson as a participant in the ESOP over which Mr. Erickson has voting power and 177, 513 shares issuable upon the exercise of options, but does not include other shares owned by the ESOP for which Mr. Erickson is the Trustee.

(9) Includes 1,650 shares allocated to the account of Mr. Freal as a participant in the ESOP over which Mr. Freal has voting power under terms of the ESOP and 141,350 shares issuable upon the exercise of options.

(10) Includes 1,573 shares allocated to the account of Mr. Wagner as a participant in the ESOP over which Mr. Wagner has voting power under terms of the ESOP and 126,289 shares issuable upon the exercise of options.


(11) Includes 16,333 shares issuable upon the exercise of stock options.



(12) Includes 1,333 shares issuable upon the exercise of stock options.



(13) Mr. Peterson disclaims beneficial ownership of such shares, which are owned by Claudia J. Peterson, Mr. Peterson's wife.



(14) Includes 11,333 shares issuable upon the exercise of stock options.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    Pursuant to the terms of the Certificate of Incorporation, the directors are divided into three classes, composed of three directors each. The existing classes of directors hold office for terms expiring at the annual meetings of Stockholders to be held in 2001, 2002 and 2003, respectively. Stockholders elect one-third of the members of the Board of Directors annually.

    The terms of Mary C. Baskin, David Gladstone and Alvin N. Puryear will expire at the Annual Meeting and each has been nominated to stand for re-election at the Annual Meeting to hold office until the annual meeting to be held in 2003 and his or her successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees. The election of directors requires the vote of a plurality of the Common Stock. If the proxy card is properly executed but unmarked, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below.

    Certain information, as of the Record Date, with respect to each of the directors of the Company including the three nominees for election at the Annual Meeting and for each of the Executive Offices is set forth below.


              NAME AND YEAR
          FIRST ELECTED DIRECTOR              AGE                BACKGROUND INFORMATION
------------------------------------------  --------   ------------------------------------------
                                      NOMINEES FOR DIRECTOR

Mary C. Baskin (2000).....................     50      Ms. Baskin has been Managing Director of
                                                       the Ansley Consulting Group, a retained
                                                       executive search firm, since 1999. From
                                                       1997-1999, Ms. Baskin served as Partner
                                                       for Quayle Partners, a start-up consulting
                                                       firm that she help found. From 1996-1997,
                                                       Ms. Baskin served as Vice President and
                                                       Senior Relationship Manager for Harris
                                                       Trust and Savings Bank. From 1990-1996,
                                                       Ms. Baskin served as Director, Real Estate
                                                       Division and Account Officer, Special
                                                       Accounts Management Unit for the Bank of
                                                       Montreal.

              NAME AND YEAR
          FIRST ELECTED DIRECTOR              AGE                BACKGROUND INFORMATION
------------------------------------------  --------   ------------------------------------------
David Gladstone* (1997)...................     58      Mr. Gladstone has served as Vice Chairman
                                                       of the Board of the Company since 1998 and
                                                       as Chairman from 1997 to 1998. From 1974
                                                       to 1997, Mr. Gladstone held various
                                                       positions, including Chairman and Chief
                                                       Executive Officer, with Allied Capital
                                                       Corporation, a specialty finance company,
                                                       and certain of its predecessor companies.
                                                       He is a trustee of Capital Automotive
                                                       REIT, a real estate investment trust. From
                                                       1992 to 1997, Mr. Gladstone served as a
                                                       Director and President and Chief Executive
                                                       Officer of Business Mortgage Investors, a
                                                       Real Estate Investment Trust. Mr.
                                                       Gladstone served as a Director of the
                                                       Riggs National Corporation (the parent of
                                                       Riggs Bank) from 1993 to May 1997 and of
                                                       Riggs Bank from 1991 to 1993. He currently
                                                       serves as a Trustee Emeritus of The George
                                                       Washington University. Mr. Gladstone is a
                                                       Member Emeritus of Capital Investor, a
                                                       private fund backed by Information
                                                       Technology professionals to make
                                                       investments in start-up companies and is
                                                       chairman of Coastal Berry Company, a large
                                                       farming business. He is also an advisor to
                                                       the Women's Growth Fund, a venture capital
                                                       fund that invests in women-owned
                                                       businesses.

Alvin N. Puryear (1998)...................     63      Dr. Puryear is the Lawrence N. Field
                                                       Professor of Entrepreneurship at Baruch
                                                       College of the City University of New York
                                                       and has been on the faculty there since
                                                       1970. He is Director of the GreenPoint
                                                       Bank and GreenPoint Financial Corporation.
                                                       He was formerly a Director of the Bank of
                                                       Tokyo-Mitsubishi Trust Company.

                              DIRECTORS WITH TERMS EXPIRING IN 2002

Adam Blumenthal* (1993)...................     39      Mr. Blumenthal has served as the Company's
                                                       President and Chief Operating Officer
                                                       since 1999. From 1995 to 1999, he was
                                                       Executive Vice President and from 1990 to
                                                       1995, he was a Vice President of the
                                                       Company. Mr. Blumenthal currently serves
                                                       as a Director of Mobile Tool
                                                       International, Inc.

              NAME AND YEAR
          FIRST ELECTED DIRECTOR              AGE                BACKGROUND INFORMATION
------------------------------------------  --------   ------------------------------------------
Neil M. Hahl (1997).......................     52      Mr. Hahl has been President of The
                                                       Weitling Group, a business consulting
                                                       firm, since 1996. From 1995 to 1996, Mr.
                                                       Hahl served as Senior Vice President of
                                                       the American Financial Group, a
                                                       diversified financial services firm. From
                                                       1982 to 1996, Mr. Hahl served as Senior
                                                       Vice President and CFO of Penn Central
                                                       Corporation, a diversified manufacturing
                                                       and financial services firm. Mr. Hahl is
                                                       currently a Director of Buckeye Management
                                                       Company, the general partner of Buckeye
                                                       Partners, L.P.

Stan Lundine (1997).......................     62      Mr. Lundine has served as Of Counsel for
                                                       the law firm of Sotir and Goldman since
                                                       1995 and as Executive Director of the
                                                       Foundation for Enterprise Development
                                                       since 1997. From 1987 to 1994, he was the
                                                       Lieutenant Governor of the State of New
                                                       York. Mr. Lundine is a Director of US
                                                       Investigations Services, Inc. and National
                                                       Forge Holdings. From 1976 to 1986, Mr.
                                                       Lundine served as a member of the U.S.
                                                       House of Representatives.

                              DIRECTORS WITH TERMS EXPIRING IN 2003

Philip R. Harper (1997)...................     57      Mr. Harper has served as Chairman, Chief
                                                       Executive Officer and President, of US
                                                       Investigations Services, Inc., a private
                                                       investigations company, since 1996. From
                                                       1991 to 1995, Mr. Harper served a
                                                       President of Wells Fargo Alarm Services.
                                                       From 1988 to 1991, Mr. Harper served as
                                                       President of Burns International Security
                                                       Services-Western Business Unit.

Kenneth D. Peterson, Jr. (2001)...........     48      Mr. Peterson has been CEO of Columbia
                                                       Ventures Corporation, a firm holding
                                                       interests in businesses in the
                                                       international aluminum smelting, aluminum
                                                       fabrication and finishing and other
                                                       industries, since 1996. From 1995 to 1996,
                                                       he was Chief Executive Officer of Columbia
                                                       Aluminum Corporation, an aluminum smelting
                                                       and fabrication business. He is a member
                                                       of the board of directors of International
                                                       Aluminum Corporation and the Washington
                                                       Institute Foundation.

              NAME AND YEAR
          FIRST ELECTED DIRECTOR              AGE                BACKGROUND INFORMATION
------------------------------------------  --------   ------------------------------------------
Malon Wilkus* (1986)......................     49      Mr. Wilkus founded the Company in 1986 and
                                                       has served as the Company's Chief
                                                       Executive Officer since that time. From
                                                       1986 to 1999, he was also President. Mr.
                                                       Wilkus served as Vice Chairman of the
                                                       Board of Directors of the Company from
                                                       1997 to 1998 and has served as Chairman of
                                                       the Board of Directors since 1998. Mr.
                                                       Wilkus is past Chairman and a current
                                                       Director of the National Center for
                                                       Employee Ownership. Mr. Wilkus is a member
                                                       of the Board of Governors of the ESOP
                                                       Association.

                            EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Ronald H. Cline...........................     52      Mr. Cline has been a Senior Vice President
                                                       of the Company since 2001. From 1988 to
                                                       2000, he served as a Vice President of the
                                                       Company.

John R. Erickson..........................     41      Mr. Erickson has served as Executive Vice
                                                       President of the Company since 2001 and as
                                                       Chief Financial Officer of the Company
                                                       since 1998 and as Secretary since 1999.
                                                       From 1998 to 2001, he served as a Vice
                                                       President of the Company. From 1990 to
                                                       1996, he served as Chief Financial Officer
                                                       of Storage USA, Inc., an operator of
                                                       self-storage facilities. From 1996 to
                                                       1998, he served as President of Storage
                                                       USA Franchise Corp., a subsidiary of
                                                       Storage USA, Inc.

John Freal................................     44      Mr. Freal has served as a Senior Vice
                                                       President of the Company since 2001. He
                                                       has been an employee of the Company since
                                                       1997 and has held the positions of
                                                       Principal and Senior Investment Officer.
                                                       From 1996 to 1997, Mr. Freal was a private
                                                       investor and consultant. From 1989 to
                                                       1996, he was President of RDS Capital
                                                       Partners, a private merchant bank.

              NAME AND YEAR
          FIRST ELECTED DIRECTOR              AGE                BACKGROUND INFORMATION
------------------------------------------  --------   ------------------------------------------
                            EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Ira Wagner................................     48      Mr. Wagner has served as a Senior Vice
                                                       President of the Company since 2001. He
                                                       has been an employee of the Company since
                                                       1997 and has held the positions of
                                                       Principal and Senior Investment Officer.
                                                       From 1993 to 1997, Mr. Wagner was a
                                                       self-employed consultant and financial
                                                       advisor.


------------------------

* Directors who are "Interested Persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act"). Messrs. Blumenthal, Gladstone and Wilkus are Interested Persons because they are employees and officers of the Company.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors holds regular monthly meetings and meets on other occasions when required by special circumstances. Certain directors also serve on the Board's principal standing committees. The committees, their primary functions, and memberships are as follows:

    Executive Committee--This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the Investment Company Act of 1940, as amended (the "1940 Act"). Members of the Executive Committee are Messrs. Wilkus, Gladstone and Blumenthal. All three members of the Executive Committee are "interested persons" under the 1940 Act.

    Audit Committee--This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions the Company's management and independent auditors on the application of accounting and reporting standards to the Company. Its purpose and responsibilities are more fully set forth in the committee's charter, which was adopted by the Board of Directors and is included as an Exhibit to this proxy statement. The Audit Committee also reviews the valuations of portfolio companies presented by management. The Audit Committee is presently composed of Ms. Baskin and Messrs. Hahl and Peterson. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards, as applicable and as may be modified or supplemented.


    Compensation and Compliance Committee--This committee (formerly the Compensation Committee) has the responsibility for reviewing and approving the salaries, bonuses and other compensation and benefits of Executive Officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering the Company's Employee Option Plan. This committee also has the responsibility for reviewing and approving matters regarding ethics, securities law compliance and portfolio company workouts. Members of this committee are Messrs. Harper, Lundine and Puryear.


    The Compensation and Compliance Committee also serves as the Board of Directors' standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Nominations made by Stockholders must be made by written notice (setting forth the information required by the Company's Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to Stockholders.

    The Board of Directors held 19 formal meetings during 2000. The Executive Committee held 3 formal meeting during 2000, the Compensation and Compliance Committee held 6 formal meetings during 2000 and the Audit Committee held 4 formal meetings during 2000. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

                              CERTAIN TRANSACTIONS


    The Company has entered into a series of loan transactions with most of the Executive Officers pertaining to the exercise of options under the Employee Option Plan. As of June 7, 1999, the Company entered into Option Exercise Agreements ("Option Exercise Agreements") with each of Messrs. Wilkus, Blumenthal, Cline and Erickson providing for such loans and pertaining to the exercise of options to purchase 117,428, 312,788, 181,032 and 25,000 shares of Common Stock, respectively. As of August 6, 1999, the Company entered into an Option Exercise Agreement with Mr. Gladstone pertaining to the exercise of options to purchase 608,782 shares of Common Stock; as of December 12, 2000, the Company entered into an Option Exercise Agreement with Mr. Wagner pertaining to the exercise of options for 16,066 shares of Common Stock; as of March 2, 2001 and March 7, 2001, the Company entered into Option Exercise Agreements with
Mr. Wilkus pertaining to the exercise of options to purchase an aggregate of 100,000 shares of Common Stock; and as of March 13, 2001, the Company entered into an Option Exercise Agreement with Messrs. Blumenthal and Cline pertaining to the exercise of options to purchase 92,550 and 8,900 shares of Common Stock, respectively.



    In each case, the Company lent to the Executive Officer the full option exercise price, which ranged from $15.00 to $22.88 per share of Common Stock, plus additional sums for the payment of taxes associated with the exercise of the options. The total amounts lent were $4,230,949.30 to Mr. Wilkus, $7,303,081.32 to Mr. Blumenthal, $3,119,718.33 to Mr. Cline, $411,783.09 to
Mr. Erickson, $9,466,232.91 to Mr. Gladstone and $302,509.26 to Mr. Wagner. All such amounts remain outstanding, except that Mr. Gladstone has partially repaid his loan and the remaining outstanding principal amount is $5,112,383.40, and Mr. Wagner has fully repaid his loan. Each loan provides for the quarterly payment of interest with the full principal amount due at maturity, which is nine years from the date of each loan, except that the maturity of Mr. Gladstone's loan is three years from the date of the loan. The interest rate charged on the loans to Messrs. Wilkus, Erickson, Cline and Blumenthal for their June 7, 1999 loans is 5.27% per annum. The interest rate on Mr. Gladstone's loan is 4.89% per annum, on Mr. Wagner's loan was 5.75% per annum and on Messrs. Wilkus', Blumenthal's and Cline's March 2001 loans is 4.98% per annum. Each loan is collateralized by a pledge of the shares of Common Stock purchased with the loan. In addition, the loans to Messrs. Blumenthal, Cline and Gladstone are secured by the pledge of certain split dollar life insurance policies described below. See "EMPLOYMENT AGREEMENTS". The Company has full recourse to each Executive Officer for all amounts due under his loan. As required by the 1940 Act, each loan must be fully collateralized and will be due 60 days following termination of the Executive Officer's employment with the Company.


                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain details of the aggregate compensation paid to each of the three highest paid Executive Officers during 2000, as well as to each of the Executive Officers who was also a director. For the aggregate compensation received by each non-employee director, see "DIRECTOR COMPENSATION." During 2000, the Executive Officers did not receive any awards of restricted stock or any payouts pursuant to a long-term incentive plan.

                            2000 COMPENSATION TABLE


                                                               PENSION OR
                                          AGGREGATE       RETIREMENT BENEFITS
                                         COMPENSATION      ACCRUED AS PART OF        TOTAL
NAME OF PERSON, POSITION               FROM COMPANY(1)     COMPANY EXPENSE(2)     COMPENSATION
------------------------               ----------------   --------------------   --------------
Malon Wilkus Chief Executive Officer
  and Chairman of the Board of
  Directors..........................      $660,000              $4,800             $664,800
Adam Blumenthal President, Chief
  Operating Officer and Director.....      $750,000              $4,800             $754,800
Roland Cline Senior Vice President...      $581,250              $4,800             $586,050


------------------------

(1) The aggregate compensation from the Company for Messrs. Wilkus, Cline and Blumenthal includes salary in the amount of $220,000, $193,750 and $250,000, respectively, and bonus in the amount of $440,000, $387,500 and $500,000, respectively. See "EMPLOYMENT AGREEMENTS."

(2) Represents the value of the Company's Common Stock allocated in 2000 to the Executive Officer's account in the ESOP.

    NOTE: The named Executive Officers' estimated annual benefits under the ESOP pon retirement are not determinable.

                           LONG TERM INCENTIVE PLANS


    The Company currently maintains three long term incentive plans in which Executive Officers participate: (i) the ESOP in which all employees of the Company are eligible to participate after meeting minimum service requirements, and (ii) two employee option plans. The Company maintains no stock appreciation rights plan or defined benefit or actuarial plan.


    ESOP. The Company maintains the ESOP for the benefit of its employees and enables them to share in the growth of the Company. The ESOP is a profit sharing plan, qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), designed to be invested primarily in Common Stock. The ESOP provides that participants will receive allocations of Common Stock at least equal to 3% of their annual compensation, up to certain statutory maximums. The Company has the ability to make additional contributions also subject to certain statutory maximums. Each ESOP participant vests in his or her Common Stock ESOP account over a five-year period beginning on the date of first employment. The ESOP also allows participants to make elective deferrals of a portion of their income as contribution to a Section 401(k) profit sharing plan. The Company does not match or otherwise make contributions to the profit sharing plan.


    EMPLOYEE OPTION PLANS. The Company established the 2000 Employee Option Plan and the 1997 Stock Option Plan (the "1997 Employee Option Plan" and with the 2000 Employee Option Plan, the "Employee Option Plans") for the purpose of attracting and retaining executive officers and other key employees. Non-employee Directors may not participate. Options for a maximum of 1,828,252 shares of Common Stock were subject to issuance under the 1997 Employee Option Plan. All such options have been issued. Options for 1,604,064 of such shares of Common Stock have been exercised. Options for a maximum of 2,000,000 shares of Common Stock are subject to issuance under the 2000 Employee Option Plan. Of such amount, options for 1,951,900 shares have been granted and options for 219,000 shares have been exercised. The Compensation and Compliance Committee administers the Employee Option Plan and may grant options for a maximum of 608,782 shares to any single participant. The Compensation and Compliance Committee uses such criteria as it deems important to determine who will receive awards and the number of awarded options. The Compensation and Compliance Committee has the authority to set the exercise price for options and to adjust the exercise price following the occurrence of events such as stock splits, dividends, distribution and recapitalizations. Options may be exercised during a period of no more ten years following the date of grant. The Compensation and Compliance Committee has the discretion to set the vesting period for options and to permit the acceleration of vesting under certain circumstances. Vesting is automatically accelerated upon the occurrence of specified change of control transactions.


    The following table shows for each of the named Executive Officers (1) the number of options that were granted during 2000 under the 2000 Employee Option Plan, (2) out of the total number of options granted to all employees, the percentage granted to the named Executive Officer, (3) the exercise price,
(4) the expiration date, and (5) the potential realizable value of the options, assuming that the market price of the underlying securities appreciates in value from the date of grant to the end of the option term, at a 5% and 10% annualized rate.

                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                                                                                 OF STOCK PRICE
                          NUMBER OF       PERCENT OF TOTAL                                      APPRECIATION FOR
                         SECURITIES      OPTIONS GRANTED TO                                        OPTION TERM
                         UNDERLYING         EMPLOYEES IN       EXERCISE(1)    EXPIRATION   ---------------------------
                       OPTIONS GRANTED      FISCAL YEAR       OR BASE PRICE      DATE           5%          10% ($)
                       ---------------   ------------------   -------------   ----------   ------------   ------------
Malon Wilkus.........       208,200             13.7%             $22.88       5/3/2010     $2,995,158     $7,590,318
David Gladstone......            --              0.0%                N/A            N/A            N/A            N/A
Adam Blumenthal......       185,100             12.1%             $22.88       5/3/2010     $2,662,842     $6,748,165
Roland Cline.........        80,000              5.3%             $22.88       5/3/2010     $1,150,877     $2,916,549
John Erickson........       125,000              8.2%             $22.88       5/3/2010     $1,798,246     $4,557,107
John Freal...........        80,000              5.3%             $22.88       5/3/2010     $1,150,877     $2,916,549
Ira Wagner...........        80,000              5.3%             $22.88       5/3/2010     $1,150,877     $2,916,549
Total Options
  Granted............     1,523,800              100%

    The following table sets forth the details of option exercises by Executive Officers and members of the Board of Directors during 2000 and the values of the unexercised options at December 31, 2000.

                 OPTION EXERCISES AND YEAR-END OPTION VALUES(1)


                                                              OPTIONS OUTSTANDING AT          VALUE OF OPTIONS AT
                                     SHARES                         12/31/2000                   12/31/2000(3)
                                    ACQUIRED     VALUE(2)   ---------------------------   ---------------------------
                                   ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                   -----------   --------   -----------   -------------   -----------   -------------
Malon Wilkus.....................          0     $      0     272,846              0      $6,872,445      $      0
David Gladstone..................          0            0           0              0               0             0
Adam Blumenthal..................          0            0     242,574              0       6,109,954             0
Roland Cline.....................          0            0     110,635              0       2,786,674             0
John Erickson....................          0            0     177,513              0       4,471,197             0
John Freal.......................          0            0     141,350              0       3,560,324             0
Ira Wagner.......................     16,066      117,283     126,289              0       3,180,967             0
Mary C. Baskin...................          0            0           0         15,000               0       377,820
Neil M. Hahl.....................          0            0      15,000          5,000         377,820       125,940
Philip Harper....................      5,000        8,750       5,000          5,000         125,940       125,940
Stan Lundine.....................          0            0      15,000          5,000         377,820       125,940
Kenneth D. Peterson, Jr..........          0            0           0              0               0             0
Alvin N. Puryear.................          0            0      10,000         10,000         251,880       251,880


------------------------

(1) Option grants and exercises for Messrs. Hahl, Harper, Lundine and Puryear and Ms. Baskin pertain to the 1997 Disinterested Director Stock Option Plan. See "DIRECTOR COMPENSATION."

(2) Value Realized is calculated at the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is a deemed market value, which may actually be realized only if the shares are sold at that price.

(3) Value of unexercised options is calculated at the closing market price on December 31, 2000 ($25.188), net of the option exercise price, but before any tax liabilities or transaction costs. Options, if any, with an exercise price greater than the market price as of December 31, 2000, are shown as having no value.

                             DIRECTOR COMPENSATION

    During 2000, each non-employee director received an annual retainer fee of $10,000 and a fee of $1,000 for each meeting of the Board of Directors or each separate committee meeting attended. For 2001, each non-employee director will be paid an annual retainer of $10,000 and a fee of $1,000 for each meeting of the Board of Directors or each separate committee meeting attended. Directors are reimbursed for out-of-pocket expenses incurred in connection with Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for service as a member of the Board of Directors.

    The following table sets forth the compensation received by each non-employee director during 2000:

NAME                                                      2000 COMPENSATION
----                                                      -----------------
Mary C. Baskin..........................................       $12,000
Neil M. Hahl............................................       $35,000
Philip R. Harper........................................       $32,000
Stan Lundine............................................       $28,000
Alvin N. Puryear........................................       $32,000
Kenneth D. Peterson, Jr.................................       $     0

                              DIRECTOR OPTION PLAN

    The Company established the 1997 Disinterested Director Stock Option Plan (the "Director Option Plan") for directors who are not employees of the Company. As of May 14, 1999, the SEC granted an exemption for the Director Option Plan, which was required under the 1940 Act for the Director Option Plan to become effective. The Director Option Plan provides for the issuance to participants of options to purchase an aggregate of 150,000 shares of Common Stock.
Messrs. Hahl, Harper and Lundine, directors who were directors on the date of Board of Directors approval of the Director Option Plan, November 6, 1997, received automatic grants of options to purchase 15,000 shares of Common Stock. Dr. Puryear was granted options as of September 15, 1998, the date he became a director, conditioned on the issuance of the SEC exemption order. In addition, as of May 15, 2001, Messrs. Hahl, Harper and Lundine and Dr. Puryear received grants of options to purchase an additional 5,000 shares each. Ms. Baskin and Mr. Peterson were granted options for 15,000 shares each on June 15, 2000 and January 15, 2001, respectively. Such options vest over a three-year period on each of the first three anniversaries of the respective dates noted above. The exercise price for the original option grants is $18.625 per share, which was the closing price of the Common Stock on the Nasdaq Stock Market as of May 14, 1999, the date the SEC exemption order became effective. The other options have exercise prices equal to the closing price of the Common Stock on the day preceding the date of grant.

    All options expire ten years from the date of grant except that the original grants to Messrs. Hahl, Harper and Lundine expire on November 6, 2007 and
Dr. Puryear's initial options expire on September 15, 2008. Vesting of options will be automatically accelerated upon the occurrence of specified change of control transactions and certain other events including the death or disability of the director. Options to purchase a maximum of 25,000 shares may be issued to any single participant under the Director Option Plan. The Director Option Plan is currently administered by the Company's Executive Committee (which is currently composed of directors who are not eligible to participate in the Director Option Plan). In 2000, the Board of Directors adopted and the Stockholders approved the adoption of the 2000 Disinterested Stock Option Plan providing the issuance of options to purchase up to 150,000 shares of Common Stock. Before such plan may become effective and options may be issued thereunder, the SEC must grant an exemptive order.

                             EMPLOYMENT AGREEMENTS

    The Company has employment agreements with Messrs. Wilkus, Gladstone, Blumenthal, Erickson and Cline. Each of the agreements, except Mr. Erickson's, provides for a five-year term. However, two years before expiration of each agreement, its term will be automatically renewed for an additional year, unless either party has given six months advance written notice that the automatic extensions are to cease. Mr. Erickson's agreement provides for a one year term that renews so that there is always one year remaining.


    The base salary under the employment agreements of Messrs. Gladstone and Wilkus is $150,000 per year. The base salary under the employment agreements of Messrs. Blumenthal and Cline is $135,000 and $132,500 per year, respectively, subject to certain geographic cost of living adjustments. Mr. Erickson's employment agreement provides for an annual base salary of $125,000. The Board of Directors has the right to increase the base salary during the term and also, generally, to decrease it, but not below the original base salary, and has adjusted the base salaries of Messrs. Wilkus, Blumenthal, Erickson, and Cline to $220,000, $200,000, $175,000 and $155,000, respectively. The employment agreements provide that the executives are entitled to participate in a performance based bonus program under which each will receive up to 200% of his base salary depending on the Company's performance against certain criteria to be established annually by the Compensation and Compliance Committee of the Board of Directors. Each Executive Officer will be entitled to receive 5% of this bonus regardless of the Company's performance.


    Under each agreement, the executive is contractually entitled to participate in the Employee Option Plans, although the Company has now fulfilled its obligations with regard to the grant of options to each executive under the Employee Option Plans. If the Company should terminate an executive's employment by reason of the executive's disability, the executive would be entitled for two years to receive from the Company the difference between his base salary plus annual bonus and any long-term disability benefits. Additionally, the executive's unvested options that would have vested within one year of the disability termination would vest. Vested options would expire unless exercised within 18 months of the termination date. If the Company should terminate an executive's employment for any reason other than a disability or misconduct, the executive would be entitled to receive his base salary and bonus for two years (Mr. Erickson would receive a $60,000 severance payment), although each executive (other than Mr. Erickson) could choose to forgo the payments and thus obtain a release from non-compete provisions applicable during this period. These payments would also be made if the executive (other than Mr. Erickson) resigned with good reason, which generally includes conduct by the Company materially and adversely changing the executive's responsibilities and duties, a material breach by the Company of the employment agreement or a change in control of the Company. Mr. Gladstone's contract also defines good reason as determination by him of a material difference with the Board of Directors. Additionally, an executive's unvested stock options would generally vest if his employment were terminated for any reason other than a disability or misconduct or if he resigned with good reason.

    The employment agreements of Messrs. Blumenthal, Cline and Gladstone contain certain additional rights in the event of employment termination, other than as a result of death or the executive's misconduct, and if the executive either has a purchase note outstanding under an Option Exercise Agreement or, as described below, an unamortized premium payment under a Split Dollar Agreement. In such circumstances, at the election of the executive, the executive and the Company would enter into a supplemental employment agreement providing for continued employment with the Company for nominal consideration and with limited duties, which would be continued through the term of any such purchase note and Split Dollar Agreement.

    Under each of the employment agreements, if the executive dies, his estate will be entitled to receive the annual bonus in the year of death. Additionally, he will be considered to have vested on the date of death in those options that would vest within one year of the date of death, and would forfeit any unvested options. All such vested options would expire unless exercised within 18 months of the date of death.

    In the event that the Company should terminate an executive's employment as a result of the executive's misconduct or in the event that the executive voluntary terminates his employment for other than good reason, all unvested stock options would be forfeited and the executive would have no more than 90 days to exercise any unexercised options.

    Upon termination of employment, an executive would be subject to certain non-compete covenants. These covenants would generally apply for the longer of one year and the period the executive is receiving severance payments. However, as noted above, during periods when an executive is receiving severance payments from the Company, he may terminate covenants prohibiting competition by foregoing such payments.

    Messrs. Blumenthal, Cline and Gladstone have also entered into "Split Dollar Agreements" entitling them to participate in a split dollar life insurance program. Under the program, the Company has paid or will pay the premium of a life insurance policy on the life of the executive, with the executive being deemed to receive income each year generally equal to a level amortization or the premium over a ten-year period. While the executive or his designee is the owner of the policy, the Company will retain an interest in the policy equal to the unamortized amount of the premium. Upon termination of employment, the executive will generally have an obligation to pay to the Company the unamortized premium amount. In addition, for so long as the executive remains an employee of the Company, the Company will purchase a term life insurance policy in the amount of the unamortized premium payment due on the split dollar policy. The total premiums paid or to be paid on the split dollar policies of Messrs. Blumenthal, Cline and Gladstone are $1,825,000, $504,000, and $481,575, respectively. Each of the executives has pledged the split dollar insurance policies and benefits payable thereunder as collateral for certain loans extended to them by the Company for the purchase of Company Stock in connection with the exercise of options under the Employee Option Plan. See "CERTAIN TRANSACTIONS."

              PROPOSAL 2: APPROVAL OF THE ADOPTION OF AN AMENDMENT
                      TO THE OF 2000 EMPLOYEE OPTION PLAN
              INCREASING THE NUMBER OF SHARES AVAILABLE FOR GRANT

GENERAL INFORMATION

    The 2000 Employee Option Plan was originally adopted by the Board of Directors on March 30, 2000 and approved by the Stockholders on May 3, 2000. The 2000 Employee Option Plan initially authorized the issuance of up to 2,000,000 shares of the Company's Common Stock.


    The Compensation and Compliance Committee, which consists entirely of directors who are not employees of the Company, reviewed the 2000 Employee Option Plan and concluded that the number of shares authorized and available for grant under the 2000 Employee Option Plan is now insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve Company objectives. The Compensation and Compliance Committee and the Board of Directors believe that stock-based incentive compensation, particularly through the award of stock options, is a key element of officer and key employee compensation. Although the practice may have a dilutive effect upon the current stockholders' interests, stock-based compensation advances the interests of the Company by encouraging and providing for the acquisition of equity interests in the Company by officers and key employees, thereby providing substantial motivation for superior performance and more fully aligning their interests with the interests of Stockholders.

    The Company competes with private equity firms for its investment professionals. Such funds typically provide a carried interest in each newly raised fund to their general partners and employees. The Company believes that its Employee Option Plans must provide an economic interest in the Company similar to that generally gained by partners and employees in private equity funds. However, there remain only 48,100 shares available for option grants under the 2000 Employee Option Plan. Considering the importance of the 2000 Employee Option Plan to the Company, the 56% growth in the number of outstanding shares of Common Stock and the raising of $195 million in new equity since the 2000 Employee Option Plan was established at the 2000 Annual Meeting of Stockholders and the limited number of options available for grant, the Compensation and Compliance Committee and the Board of Directors have approved, and are submitting to the Stockholders for approval, an amendment to the 2000 Employee Option Plan to increase the number of shares of Common Stock authorized for issuance under the 2000 Employee Option Plan by 1,800,000 shares. These shares represent 5.6% of the 28,284,898 shares of Common Stock outstanding on a fully diluted, pro forma basis (i.e. assuming the exercise of existing but unexercised options and the exercise of the proposed options) as of March 27, 2001. The new options when combined with the existing but unexercised options represent 11.1% of the outstanding Common Stock on such basis. The Compensation and Compliance Committee and Board of Directors believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees through the use of stock incentives. A copy of the amendment appears as Exhibit II to this Proxy Statement.


SUMMARY OF MATERIAL PROVISIONS OF THE 2000 EMPLOYEE OPTION PLAN


    The following is a summary of certain provisions of the 2000 Employee Option Plan. The Company established the 2000 Employee Option Plan for the purpose of attracting and retaining executive officers and other key employees. Non-employee directors were not eligible to participate. Currently, the 2000 Employee Option Plan provides for the issuance of options to purchase a maximum of 2,000,000 shares of Common Stock or 7% of the 28,284,898 shares of Common Stock that were outstanding on March 27, 2001 to employees of the Company and certain affiliates of the Company. Non-employee directors of the Company are not eligible to participate. The proposed amendment would increase the options available to purchase from 2,000,000 to 3,800,000 shares of Common Stock or 13% of the Common Stock outstanding on March 27, 2001, on a fully diluted basis. Options granted under the 2000 Employee Option Plan may be exercised for a period of no more than ten years from the date of grant. Unless sooner terminated by the Company's Board of Directors, the 2000 Employee Option Plan will terminate on March 30, 2010 and no additional awards may be made under the 2000 Employee Option Plan after that date. The maximum number of shares that may be covered by options granted under the Plan for a single participant is 608,782. Options are granted under the 2000 Employee Option Plan as consideration in connection with the employment of the Executive Officers and other key employees. As of the Record Date, the market value of the 1,800,000 shares of Common Stock underlying the proposed options was $46,800,000.00.


    Options granted under the 2000 Employee Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISO") or non-qualified stock options, and entitle the optionee, upon exercise, to purchase shares of Common Stock from the Company at a specified exercise price per share. Incentive stock options must have a per share exercise price of no less than the fair market value or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of a share of Common Stock on the date of the grant. Non-qualified stock options granted under the 2000 Employee Option Plan must have a per share exercise price of no less than the fair market value of a share of Common Stock on the date of the grant. Options are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee's lifetime only by the optionee.

    The Compensation and Compliance Committee administers the 2000 Employee Option Plan and has the authority, subject to the provisions of the 2000 Employee Option Plan, to determine who will receive awards under the 2000 Employee Option Plan and the terms of such awards. The Compensation and Compliance Committee has the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. However, without the approval of the Company's Stockholders, and except in connection with a stock split, stock dividend or similar event, the Compensation and Compliance Committee will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

    The Compensation and Compliance Committee may provide that the exercise price of an option may be paid in Common Stock. The Compensation and Compliance Committee may also permit a "cashless exercise" arrangement whereby an optionee, without payment of the exercise price, receives upon exercise, shares having an aggregate fair market value equal to the product of (i) the excess of the fair market value of a share on the exercise date over the exercise price and
(ii) the number of shares covered by the option.

    The 1940 Act imposes certain requirements on options granted under the 2000 Employee Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the Common Stock at the time of grant, that the plan must be approved by the stockholders and a majority of the Company's directors who are not Interested Persons, and the corporation not have a profit-sharing plan as described in the 1940 Act.

    The following is a brief summary of the Federal income tax aspects of stock options granted under the 2000 Employee Option Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    1. ISOs. No taxable income is realized by the participant upon the or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (ii) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

    If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

    Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

    2. Non-qualified Stock Options. With respect to non-qualified stock options:
(i) no income is realized by the participant at the time the option is granted;
(ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

CONCLUSION AND RECOMMENDATION; VOTE REQUIRED

    The Board of Directors believes that it is in the best interests of the Company and its Stockholders to adopt the amendment to the 2000 Employee Option Plan, which increases the number of shares available for grant thereunder, to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company's Stockholders.

    A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2000 EMPLOYEE OPTION PLAN.

                    PROPOSAL 3: APPROVAL OF WARRANT ISSUANCE

GENERAL INFORMATION

    The Board of Directors believes it would be in the interest for the Company to have the ability to issue warrants to purchase Common Stock under appropriate circumstances in connection with the capital raising and financing activities of the Company. Sections 18(d) and 61(a) of the 1940 Act restrict the ability of a business development company such as the Company (a "BDC") to issue warrants, options or rights to subscribe or to convert to voting securities of the Company. If such securities are to be issued, the proposal must be approved by the stockholders of the BDC. Thus, the Company's Board of Directors has approved and recommends to the Stockholders for their approval a proposal to issue warrants to purchase up to 1,000,000 shares of Common Stock, which warrants may be accompanied by other securities or may not be accompanied by other securities of the Company (the "Warrant Proposal").

BACKGROUND AND REASONS


    The Company's management and the Board of Directors have determined that it would be advantageous to the Company to have the ability to issue warrants to purchase Common Stock in connection with the financing and capital raising activities of the Company. The ability to issue warrants to purchase Common Stock may be a cost-effective way for the Company to raise capital. The issuance of warrants is a common practice in connection with the sale of securities through private placements or obtaining debt financing and approval of this proposal would place the Company in substantially the same position as corporations that are not BDCs. Such warrants, which may be issued in connection with the issuance of preferred stock, Common Stock or debt by the Company, typically allow the purchaser of the securities to participate in any increase in the value of the issuer's or borrower's common stock. They are often sold or issued in conjunction with other securities that provide for a specified return, such as promissory notes or preferred stock. By allowing purchasers of the other securities to share in increases in the value of the common stock, such purchasers typically are willing to accept a lower specified return on the other securities than they would without the warrants. However, Section 61(a) of the 1940 Act sets forth certain requirements with regard to warrants that are not issued to directors, officers or employees of a BDC. Specifically, (i) such warrants must expire within 10 years of issuance, (ii) the exercise price for the warrants must not be less than the current market value of the Common Stock at the date of warrant issuance and (iii) the proposal to issue warrants must be authorized by the stockholders of the BDC and the individual issuances must be approved by a majority of the BDC who are not Interested Persons on the basis that such issuance is in the best interest of the BDC and its stockholders. In addition, if such warrants are accompanied by other securities when issued, the warrants cannot be separately transferable unless no class of such warrants and the securities that accompany them has been publicly distributed.


    The Company has no immediate plans to issue any such warrants. However, in order to provide flexibility for future issuances, which typically must be undertaken quickly, the Board of Directors has approved and is seeking Stockholder approval of the Warrant Proposal to issue warrants to purchase up to 1,000,000 shares of Common Stock either accompanied by or not accompanied by other securities of the Company. The final terms of any warrants (subject to the requirements noted in Section 61 of the 1940 Act noted above), including exercise price, term and vesting requirements will be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration will be considered and approved by the Board of Directors at the time of issuance. No further authorization from the Stockholders will be solicited prior to any such issuance. If such warrants are issued and if they are subsequently exercised, it would increase the number of outstanding shares of Common Stock. Any such exercise would be dilutive on the voting power of existing Stockholders and could be dilutive with regard to dividends and other economic aspects of the Common Stock. Because the number of shares of Common Stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

CONCLUSION AND RECOMMENDATION; VOTE REQUIRED

    The Board of Directors believes that it is in the best interests of the Company and its Stockholders to adopt the Warrant Proposal. A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE WARRANT PROPOSAL.

           PROPOSAL 4: APPROVAL OF AMENDMENT TO FUNDAMENTAL POLICIES

GENERAL INFORMATION

    In accordance with the 1940 Act, the Corporation has adopted certain investment objectives and restrictions as its fundamental policies (the "Fundamental Policies"), which may not be changed without the approval of the holders of the majority, as defined in the 1940 Act, of the Company's outstanding voting securities. The Fundamental Policies provide, in part, that the Company will not "(c) sell securities short... [or] (e) write or buy put or call options (except to the extent of warrants or conversion privileges in connection with its acquisition financing or other investments, and rights to require the issuers of such investments or their affiliates to repurchase them under certain circumstances)..." An effect of these provisions is that the Company cannot enter into typical transactions intended to hedge the risks associated with the volatility in prices of publicly-traded securities issued by the Company's portfolio companies.

    Because the ability to undertake such activities may allow the Company to mitigate its risks in these areas, the Board of Directors has proposed that these fundamental policies be amended so that they will provide, in relevant part, that the Company will not:

    "...(c) sell securities short (except with regard to managing the risks associated with publicly-traded securities issued by portfolio companies)...
    (e) write or buy put or call options (except (i) to the extent of warrants or conversion privileges in connection with its acquisition financing or other investments and rights to require the issuers of such investments or their affiliates to repurchase them under certain circumstances or
    (ii) with regard to managing risks associated with publicly-traded securities issued by portfolio companies)..."

BACKGROUND AND REASONS


    As a BDC, most of the investments made by the Company are in companies whose stock is not publicly-traded. However, the Company has made a limited number of portfolio investments in companies with publicly-traded securities and one portfolio company has undertaken an initial public offering. It is possible that additional portfolio companies will undertake initial public offerings in the future and the Company may invest in other companies with publicly-traded securities. The publicly-traded companies in which the Company has invested and will likely invest in the future generally have relatively small market capitalizations and limited trading in their securities. Additionally, the Company's investment in such company may be subject to contractual and other restrictions on disposition. Together, these factors often render the Company's investment fairly illiquid. Nevertheless, because these companies have publicly-traded securities, the value of the Company's investments may be more volatile than the value of the Company's investments in non-public companies. The inability of the Company to undertake hedging strategies with regard to such investments in public companies, through means such as selling securities short or writing or buying call or put options, prevents the Company from undertaking actions typically taken by investors to mitigate risks associated with price volatility. Hedging against a decline in the value of such investments in public companies would not eliminate fluctuations in the values of such investments or prevent losses if the values of such investments decline, but would establish other investments designed to gain from those same developments, thus, moderating the decline in the value of the Company's hedged investments in public companies. However, such hedging transactions would also limit the opportunity for gain if the value of the Company's investments in public companies should increase. While the Company has no immediate plans to undertake any such hedging activities, it may be prudent for the Company to do so in the future. Thus, the Company is seeking the authority to do so by the proposed amendment to its Fundamental Policies.


    It should be noted that hedging strategies do pose risks to the Company and its stockholders. However, management believes that such activities, because they will be limited to only a portion of the portfolio, are manageable. It should also be noted that Section 12(a)(3) of the 1940 Act prohibits the Company "in contravention of such rules and regulations or orders as they [SEC] may prescribe as necessary or appropriate in the public interest or for the protection of investors... To effect a short sale of any security..." However, to date, the SEC has not promulgated regulations under this statute. It is possible that such regulations could be promulgated in the future in a way that would require the Company to change its hedging strategies. Any such hedging activities undertaken by the Company will done only in accordance with applicable law and regulations.

CONCLUSION AND RECOMMENDATION; VOTE REQUIRED


    Under the 1940 Act, approval of an amendment to the Fundamental Policies requires an affirmative vote of the majority of all of the Company's outstanding voting securities, regardless of whether the holders of such shares are present and entitled to vote at the Annual Meeting. Considering the number of shares of Common Stock (the Company's only outstanding voting securities) that were outstanding as of the record date for the Annual Meeting, a total of 14,014,692 shares of Common Stock must be voted in favor of this amendment to the Fundamental Policies. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE FUNDAMENTAL POLICIES.


         PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


    Ernst & Young LLP has served as independent public accountants for the Company since 1993 and at a meeting on February 5, 2001, the Board of Directors (including a majority vote members of the Board of Directors who are not "interested persons" of the Company, as defined in the 1940 Act) approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the financial statements of the Company for 2001. This selection is subject to ratification or rejection by the Stockholders. Ernst & Young LLP has no financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Please refer to the section entitled "INDEPENDENT AUDITORS" for further information. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS TO THE COMPANY.


    Ernst & Young LLP performed various audit and other services for the Company during 2000. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, internal control reviews required by certain contractual agreements or requested by the Company's management, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

    The following presents a summary of the 2000 fees paid to Ernst & Young LLP (in 000s):


                                                               ALL OTHER
                                                    --------------------------------   TOTAL ALL    TOTAL
                               AUDIT        IT      AUDIT-RELATED   NONAUDIT RELATED     OTHER       FEES
                              --------   --------   -------------   ----------------   ---------   --------
December 31, 2000...........    $112      $  --         $ 80              $128           $208        $320


AUDIT FEES


    The Company paid fees of approximately $112,000 to Ernst & Young LLP for the 2000 annual audit, including the audit of the consolidated financial statements and timely quarterly reviews.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company did not pay any financial information systems design and implementation fees to Ernst & Young LLP during 2000.

ALL OTHER FEES


    The Company paid fees of approximately $208,000 to Ernst & Young LLP for all other services provided by it during 2000, including audit related services of $80,000 and nonaudit services of $128,000. Audit related services generally include fees for services relating to the Company's Form N-2 filing with the SEC and related offerings, and internal control and compliance procedures related to the Company's securitization and other borrowings. The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence.


                         REPORT OF THE AUDIT COMMITTEE

    The Board of Directors of the Company has appointed an Audit Committee composed of three directors, Ms. Baskin and Messrs. Hahl and Peterson, each of whom is independent as defined in the NASD listing standards.

    The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is included as Exhibit I to this Proxy Statement. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles.

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management and with Ernst & Young LLP, the Company's independent auditors for 2000.

    The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

    The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young's independence with Ernst & Young, and has considered the compatibility of nonaudit services with the auditor's independence.

    Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                              THE AUDIT COMMITTEE

                             Neil M. Hahl, Chairman
                                 Mary C. Baskin
                              Kenneth D. Peterson

USE OF REPORT OF THE AUDIT COMMITTEE AND AUDIT COMMITTEE CHARTER

    In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the disclosure requirements of Item 405 of SEC Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, The Nasdaq Stock Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers, directors and greater than 10% beneficial owners, the Company believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and stockholders were timely satisfied except that Mr. Harper filed a Form 4 439 days late and Ms. Baskin filed a Form 3 32 days late.


                           PROPOSALS OF STOCKHOLDERS

    Any proposal intended to be presented for action at the 2002 Annual Meeting of Stockholders by any stockholder of the Company must be received by the Secretary of the Company not later than December 1, 2001, in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2002 Annual Meeting of Stockholders. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in Company's proxy statement and proxy form relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal that does not meet all the requirements for such inclusion established by the Securities and Exchange Commission in effect at that time.

                            METHOD OF COUNTING VOTES

    All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for Director. Abstentions and "non-votes' will be counted as present only for purposes of determining a quorum. Abstentions are treated as votes against the proposals presented to the Stockholders other than the election of directors. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "non-vote" occurs when a nominee holding shares on behalf of a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                         FINANCIAL STATEMENTS AVAILABLE

    A copy of the Company's 2000 Annual Report containing audited financial statements accompanies this Proxy Statement. Such financial statements are hereby incorporated herein by reference.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE YEAR ENDED DECEMBER 31, 2000. REQUESTS FOR COPIES SHOULD BE ADDRESSED TO KELLEY GREGORY, INVESTOR RELATIONS, AMERICAN CAPITAL STRATEGIES, LTD., 2 BETHESDA METRO CENTER, 14th FLOOR, BETHESDA, MARYLAND 20814. REQUESTS MAY ALSO BE DIRECTED TO MS. GREGORY AT (301) 951-6122 OR TO kelley_gregory@american-capital.com ON THE INTERNET. COPIES MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC'S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                          REPURCHASES OF COMMON STOCK

    Common stock of closed-end investment companies frequently trades at discounts from net asset value. The Company cannot predict whether its shares of Common Stock will trade above, at or below the net asset value thereof. The market price of the Company's shares is determined by, among other things, the supply and demand for its shares, its investment performance and investor perception of its overall attractiveness as an investment as compared with alternative investments. The Company, subject to compliance with the 1940 Act and other applicable law, may repurchase on the open market or in privately negotiated transactions, outstanding shares of the Company. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                                                                       EXHIBIT I

                                AUDIT COMMITTEE
                                    CHARTER


ORGANIZATION


    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and the investment community, relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function as may be established from time to time, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to establish or reinforce the overall corporate environment for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors.

    - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

    - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                      EXHIBIT II

                                    PROPOSED
                       AMERICAN CAPITAL STRATEGIES, LTD.
                               AMENDMENT NO. 1 TO
                        2000 EMPLOYEE STOCK OPTION PLAN

    WHEREAS, the Compensation and Compliance Committee of the Board of Directors and the Board of Directors of American Capital Strategies, Ltd. (the "Corporation") have approved a certain amendment to the 2000 Employee Stock Option Plan (the "Plan") and such amendment was considered by the Stockholders of the Corporation at a meeting held on May 9, 2001; and

    WHEREAS, this Amendment No. 1 shall serve to evidence such amendment.

    1. Section 5.1 of the Plan shall be modified to read in its entirety as follows:

      "Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan is 3,800,000 Shares."

    2. This Amendment No. 1 shall become effective only upon approval by the stockholders of the Corporation in accordance with the Delaware General Corporation Law.

                                   DETACH HERE


                                      PROXY

                        AMERICAN CAPITAL STRATEGIES, LTD.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL
           STRATEGIES, LTD. (THE "COMPANY") TO BE HELD ON MAY 9, 2001.


         The undersigned hereby appoints John Erickson and Thomas McHale and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, Two Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814 on May 9, 2001, at 11:00 a.m., local time, and any adjournments thereof.





SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                  SIDE

                                   DETACH HERE


|X|      Please mark
         votes as in
         this example

         Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the election of all nominees for Director.

---------------------------------------------------------------------------------------------------------
                                    FOR ALL         WITHHOLD       FOR ALL EXCEPT AS SPECIFIED BELOW
                                                       ALL
1.      Election of Directors.
        Nominees:
         Mary C. Baskin, David         [ ]             [ ]
        Gladstone, and Alvin N.                                    ----------------------------------
        Puryear
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                              FOR      AGAINST     ABSTAIN
---------------------------------------------------------------------------------------------
2       Approval of the amendment to the 2000 Employee
        Stock Option Plan.

---------------------------------------------------------------------------------------------
3       Approval of the proposal to issue warrants to
        purchase Common Stock

---------------------------------------------------------------------------------------------
4.      Approval of amendment to Fundamental Policies
        regarding short sales of securities.

---------------------------------------------------------------------------------------------
5.      Ratification of appointment of Ernst & Young LLP
        as auditors.

---------------------------------------------------------------------------------------------

6. In their discretion on any matter that may properly come before said meeting or any adjournment thereof.



                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


                           Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.


                           PLEASE SIGN HERE AND RETURN PROMPTLY.


Signature: ______________Date: ________Signature: _______________ Date: ________




                                       31